Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of ArcelorMittal:

1.Registration Statement (Form F-3 No. 333-256031), and
2.Registration Statements (Form S-8 Nos. 333-147382, 333-153576, 333-162697, and 333-170117);

of our reports dated March 8, 2023, with respect to the consolidated financial statements of ArcelorMittal and the effectiveness of internal control over financial reporting of ArcelorMittal included in this Annual Report (Form 20-F) of ArcelorMittal for the year ended December 31, 2022.

/s/ Ernst & Young
Société anonyme
Cabinet de révision agréé

Luxembourg, Grand Duchy of Luxembourg
March 8, 2023